                                                                    EXHIBIT 99.b
ONEOK
BUSINESSES ACQUIRED FROM KINDER MORGAN, INC.

COMBINED STATEMENT OF OPERATIONS

                                                   Year Ended
(In Thousands)                                  December 31, 1999
------------------------------------------------------------------
Operating Revenues:
   Natural Gas Sales                                $3,549,544
   Natural Gas Liquids                                 130,964
   Natural Gas Transportation and Storage               43,965
   Other                                                59,680
------------------------------------------------------------------
Total Operating Revenues                             3,784,153
------------------------------------------------------------------
Operating Costs and Expenses:
   Gas Purchases and Other Costs of Sales            3,675,867
   Operations and Maintenance                          120,661
   Depreciation and Amortization                        31,920
   Taxes, Other Than Income Taxes                        9,109
------------------------------------------------------------------
Total Operating Costs and Expenses                   3,837,557
------------------------------------------------------------------
Operating Loss                                         (53,404)
------------------------------------------------------------------
Other Income and (Deductions):
   Minority Interests                                      146
   Other, Net                                           (2,507)
------------------------------------------------------------------
Total Other Income and (Deductions)                     (2,361)
------------------------------------------------------------------
Loss Before Income Taxes                               (55,765)
Income Taxes                                           (21,273)
------------------------------------------------------------------
Net Loss                                            $  (34,492)
==================================================================


The accompanying notes are an integral part of these statements.

COMBINED BALANCE SHEET

(In Thousands)                                             December 31, 1999
----------------------------------------------------------------------------
ASSETS:
Current Assets:
   Cash and Cash Equivalents                                   $      269
   Restricted Deposits                                              9,969
   Accounts Receivable                                            177,723
   Receivable for Trade Receivables Sold (Note 2)                 277,815
   Receivable from Kinder Morgan, Inc. and Subsidiaries            34,172
   Inventories                                                     87,286
   Other                                                           18,548
----------------------------------------------------------------------------
       Total Current Assets                                       605,782
----------------------------------------------------------------------------
Property, Plant and Equipment                                     779,232
Less Accumulated Depreciation and Amortization                    236,165
----------------------------------------------------------------------------
   Net Property                                                   543,067
----------------------------------------------------------------------------
Deferred Charges and Other Assets                                   8,677
----------------------------------------------------------------------------
Total Assets                                                   $1,157,526
============================================================================

LIABILITIES AND OWNERS' EQUITY:
Current Liabilities:
   Accounts Payable                                            $  346,959
   Accrued Taxes                                                   23,567
   Other                                                           11,941
----------------------------------------------------------------------------
       Total Current Liabilities                                  382,467
----------------------------------------------------------------------------
Other Liabilities and Deferred Credits:
   Deferred income taxes                                           22,845
   Other                                                           17,455
----------------------------------------------------------------------------
       Total Deferred Credits and Other Liabilities                40,300
----------------------------------------------------------------------------
Minority Interests in Equity of Subsidiaries                        1,880
----------------------------------------------------------------------------
Owners' Equity                                                    732,879
----------------------------------------------------------------------------
Total Liabilities and Owners' Equity                           $1,157,526
============================================================================

The accompanying notes are an integral part of these statements.

COMBINED STATEMENT OF CASH FLOWS
Increase (Decrease) in Cash and Cash Equivalents

                                                                        Year Ended
(In Thousands)                                                       December 31, 1999
--------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Loss from Operations                                                      $(34,492)
Adjustments to Reconcile Loss from Operations to Net Cash Flows from Operating Activities:
   Depreciation and Amortization                                            31,920
   Deferred Income Taxes                                                   (40,733)
   Loss on Sales of Facilities                                                 765
   Change in Gas in Underground Storage                                     22,035
   Change in Accounts Receivable                                            12,246
   Change in Materials and Supplies                                           (198)
   Change in Other Current Assets                                           (8,151)
   Change in Accounts Payable                                              111,373
   Change in Other Current Liabilities                                      (8,883)
   Other, Net                                                               (6,125)
--------------------------------------------------------------------------------------
NET CASH FLOWS PROVIDED BY OPERATING ACTIVITIES                             79,757
--------------------------------------------------------------------------------------
CASH FLOWS FROM INVESTING ACTIVITIES:
   Capital Expenditures                                                    (20,482)
   Acquisitions                                                             (1,306)
   Cost of Removal of Other Assets                                            (113)
--------------------------------------------------------------------------------------
NET CASH USED IN INVESTING ACTIVITIES                                      (21,901)
--------------------------------------------------------------------------------------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Net Change in Payable and Receivables from Kinder Morgan, Inc.          (57,939)
   Minority Interests, Net                                                    (123)
--------------------------------------------------------------------------------------
NET CASH FLOWS USED IN FINANCING ACTIVITIES                                (58,062)
--------------------------------------------------------------------------------------
Net Decrease in Cash and Cash Equivalents                                     (206)
Cash and Cash Equivalents at Beginning of Period                               475
--------------------------------------------------------------------------------------
Cash and Cash Equivalents at End of Period                                $    269
======================================================================================


The accompanying notes are an integral part of these statements.

NOTES TO COMBINED FINANCIAL STATEMENTS

1.   Nature of Operations and Summary of Significant Accounting Policies

(A)  Nature of Operations

In April 2000, ONEOK, Inc. acquired a number of entities and assets from Kinder Morgan, Inc. consisting of the following: (1) KN Processing, Inc., principally representing the operatorship of the Bushton natural gas processing facility in Ellsworth County, Kansas, which facility is subject to operating leases (see
Note 8), (2) American Oil and Gas Corporation and Subsidiaries, entities which conduct natural gas processing, natural gas marketing and intrastate pipeline operations in Oklahoma and Texas, (3) certain Hugoton Basin natural gas gathering assets in Kansas and Oklahoma, (4) the Scott City natural gas processing facility in Scott County, Kansas and (4) Palo Duro Pipeline Company and MidCon Gas Products Corp., former affiliates of MidCon Corp. Collectively, these operations are referred to herein as "the Company".


(B)  Basis of Presentation

The accompanying combined financial statements include the accounts and transactions of the Company. Transactions and balances with affiliates of Kinder Morgan, Inc. (the owner of these entities and assets until their acquisition by ONEOK) have not been eliminated, but have been separately identified. The residual representing the difference between the identifiable assets and liabilities as of December 31, 1999 constitutes the former owner's investment in these operations and has been presented as "Owner's Equity" in the accompanying Combined Balance Sheet (see Note 3). Transactions and balances between the businesses included in these financial statements have been eliminated.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported amounts of revenues and expenses. Actual results could differ from these estimates.

2.   Acquisition

AOG Gas Transmission, LP, a subsidiary of American Oil & Gas Corporation, paid $59.8 million on March 3, 2000 to terminate an operating lease on certain intrastate transmission assets in connection with the sale of these assets to ONEOK.


(C)  Revenue Recognition Policies

Revenues are recognized as services are rendered or goods are delivered


(D)  Restricted Deposits

Restricted Deposits consist of monies on deposit with brokers that are restricted to meet exchange or trading requirements (see Note 7).

(E)  Inventories

                                                   December 31,
                                                       1999
          --------------------------------------------------------
                                                 (In Thousands)
          Gas in Underground Storage (Current)       $   78,545
          Materials and Supplies                          8,741

Inventories are accounted for using the average cost method. All inventories held for resale are valued at the lower of cost or market

(F)  Property, Plant and Equipment

Property, plant and equipment is stated at historical cost which, for constructed plant, includes indirect costs such as payroll taxes, fringe benefits, administrative and general costs. Expenditures that increase capacities, improve efficiencies or extend useful lives are capitalized. Routine maintenance, repairs and renewal costs are expensed as incurred.

In accordance with the provisions of SFAS 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, the Company reviews the carrying values of its long-lived assets whenever events or changes in circumstances indicate that such carrying values may not be recoverable. As yet, no asset or group of assets has been identified for which the sum of expected future cash flows (undiscounted and without interest charges) is less than the carrying amount of the asset(s) and, accordingly, no impairment losses have been recorded. However, currently unforeseen events and changes in circumstances could require the recognition of impairment losses at some future date.


(G)  Depreciation and Amortization

Depreciation is computed based on the straight-line method over the estimated useful lives of assets. The range of estimated useful lives of assets used in depreciating assets are as follows:

                      ASSET                RANGE OF ESTIMATED
                    CATEGORY             USEFUL LIVES (IN YEARS)
          ----------------------------  --------------------------
             Gathering and Processing              4 - 33
             Transmission and Storage              4 - 40
             Leased to Others                        25
             Other                                 3 - 40

(H)  Cash Flow Information

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. "Other, Net," presented as a component of "Net Cash Flows From Operating Activities" in the accompanying Consolidated Statements of Cash Flows includes non-cash charges and credits to income. The Company made no cash payments for income taxes, which are paid at the Kinder Morgan, Inc. level (see Note 6), or interest (see Note 3).


(I)  Accounts Receivable

The caption "Accounts Receivable" in the accompanying Combined Balance Sheet is presented net of allowances for doubtful accounts of $10.7 million at December 31, 1999.


2.   Accounts Receivable Sales Facility

In September 1999, certain affiliates of Kinder Morgan, including the Company, entered into a five-year agreement to sell certain of their eligible accounts receivable, on a revolving basis, to K N Receivables Corporation, a wholly owned subsidiary of Kinder Morgan. K N Receivables was formed prior to the execution of that receivables agreement for the purpose of buying and selling accounts receivable and has been determined to be bankruptcy remote. Also in September 1999, K N Receivables entered into a five-year agreement with a financial institution whereby K N Receivables could sell, on a revolving basis, an undivided percentage ownership interest in certain eligible accounts receivable, as defined, up to a maximum of $150 million. This transaction was accounted for as a sale of receivables in accordance with Statement of Financial Accounting Standards No. 125, "Accounting for Transfer and Servicing of Financial Assets and Extinguishment of Liabilities," in Kinder Morgan's financial statements. The Company's accompanying Combined Balance Sheet reflects the portion of receivables transferred to K N Receivables as a reduction of trade receivables, with an offsetting increase in "Receivable for Trade Receivables Sold". Cash flows associated with this program are included with "Net (Increase)

Decrease in Receivables" under "Net Cash Flow from Operating Activities" in the accompanying Combined Statement of Cash Flows. In February 2000, Kinder Morgan reduced its participation in this receivables sale program. In April 2000, Kinder Morgan repaid the residual balance and, with certain wholly owned subsidiaries, including the Company, terminated the agreement.


3.   Associated Company Transactions

Kinder Morgan employs a centralized cash management process. Receivables and payables resulting from transactions with Kinder Morgan, Inc. and its affiliates are not settled in cash, but rather, are combined in a net balance representing inter-corporate investments which is reflected in the accompanying Combined Balance Sheet as "Owner's Equity". Accordingly, the Combined Income Statement does not include any interest expense allocation.

Kinder Morgan was the employer of the employees who operated the Company's assets. Accordingly, Kinder Morgan billed the Company for the labor of these employees based on actual time worked for the benefit of the Company. The labor charged includes all employee benefits provided to these employees, the accounting for which benefits plans is done at the Kinder Morgan, Inc. level.

Principal transactions with affiliates of Kinder Morgan, Inc. were as follows for the year ended December 31, 1999.

                                                             Year Ended
                                                         December  31, 1999
          ------------------------------------------------------------------
                                                            (In Millions)
          Sales, transportation and storage of
            natural gas and other revenues                      $795.4
          Purchases and transportation of natural gas           $794.3
          Corporate charges                                     $ 10.9


4.   Environmental and Legal Matters

(A)  Environmental Matters

Certain of the Company's properties were owned by Cabot Corporation prior to their acquisition by Kinder Morgan, Inc., and certain of these properties had associated environmental liabilities. Kinder Morgan was indemnified by Cabot for certain of these liabilities and issues arose with respect to Cabot's indemnification obligations. These issues were settled between Cabot and Kinder Morgan through binding arbitration, with the result that past obligations were settled and future obligations were split between the parties. In conjunction with ONEOK's acquisition of the Company's properties, Kinder Morgan agreed to indemnify ONEOK against environmental liabilities arising from any acts, omissions, events, conditions or circumstances occurring on or before the closing date of the acquisition, including liabilities associated with the properties previously owned by Cabot. Taking into account the creditworthiness of the indemnifying party, the Company does not expect to incur any material costs associated with any environmental liabilities existing at the date of the sale by Kinder Morgan to ONEOK.

On June 17, 1999, the Environmental Protection Agency published a final rule creating a standard to limit emissions of hazardous air pollutants from oil and natural gas production as well as from natural gas transmission and storage facilities. The standard requires that the affected facilities reduce emissions of hazardous air pollutants. This standard will require the Company to achieve this reduction either by process modifications or by installing new emissions control technology. The standard will affect the Company and its competitors in a like manner. The rule allows most affected sources three years from the publication date to come into compliance. The Company is conducting a detailed analysis of the final rule to determine its overall effect. While additional capital costs are likely to result from this rule, the Company believes that the rule will not have a material adverse effect on the Company's business, cash flows, financial position or results of operations.

The Company does not believe that compliance with federal, state and local environmental laws and regulations will have a material adverse effect on the Company's business, cash flows, financial position or results of operations. In addition, the clean-up programs in which the Company is engaged are not expected to interrupt or diminish the Company's operational ability to gather or transport natural gas. However, there can be no assurances that future events, such as changes in existing laws, the promulgation of new laws, or the development of new facts or conditions will not cause the Company to incur significant costs.


(B)  Litigation Matters

Chesapeake Panhandle Limited Partnership and Chesapeake Marketing, Inc. v. MidCon Gas Products Corp., et al., Case No. CIV-00-00397-L. On February 25, 2000, Chesapeake filed a complaint against MidCon Gas Products Corp. and other defendants for declaratory judgment alleging that a July 1, 1997 Gas Purchase Agreement was invalid and unenforceable. On April 5, 2000, Chesapeake filed its First Amended Complaint adding claims for breach of contract. MidCon Gas Products Corp. filed its answer April 17, 2000. Discovery in the case is ongoing.

J.M. Huber Corporation v. MidCon Gas Products Corp., et al., Case No. 2000-21043. On April 25, 2000, J.M. Huber filed a complaint against MidCon Gas Products Corp. and other defendants in the District Court of Harris County, Texas, alleging an historical gas purchase contract had expired. MidCon's answer is due on July 5, 2000.

The Company believes it has meritorious defenses to all lawsuits and legal proceedings in which it is a defendant and will vigorously defend against them. Based on its evaluation of such matters, the Company believes that the resolution of such matters will not have a material adverse effect on the Company's business, financial position or results of operations.

5.   Property, Plant and Equipment

Investments in property, plant and equipment, at cost, and accumulated depreciation and amortization ("Accumulated D&A"), detailed by business segment, are as follows:

                                                December  31, 1999
          ------------------------------------------------------------------
                                       Property
                                      Plant and    Accumulated
                                      Equipment        D&A           Net
                                      ----------   ------------   ----------
                                                  (In Thousands)
          Gathering and Processing    $  417,356   $      94,968  $  322,388
          Transmission and Storage       247,594          91,636     155,958
          Leased to Others                58,452          35,830      22,622
          Other                           55,830          13,731      42,099
                                      ----------   -------------  ----------
                                      $  779,232   $     236,165  $  543,067
                                      ==========   =============  ==========

6.   Income Taxes

During 1999, the Company was included in the consolidated federal and state tax returns of Kinder Morgan, Inc. The following tax information represents an allocation of Kinder Morgan's consolidated tax amounts to the Company utilizing the "stand alone" method. Under this method, tax attributes which would have been recorded by the Company had it been a separate filing entity are recognized, whether or not such attributes were recognizable in Kinder Morgan's consolidated returns. Deferred income tax assets and liabilities are recognized for temporary differences between the basis of assets and liabilities for financial reporting and tax purposes. Changes in tax legislation are included in the relevant computations in the period in which such changes are effective. Deferred tax assets are reduced by a valuation allowance for the amount of any tax benefit not expected to be realized.

Components of the income tax benefit for federal and state income taxes are as follows:

                                                             1999
          -----------------------------------------------------------
                                                         (Dollars In
                                                          Thousands)
          Taxes Currently Payable:
             Federal                                      $   23,149
             State                                            (3,689)
                                                          ----------
             Total                                            19,460
                                                          ----------
          Taxes Deferred:
             Federal                                         (44,117)
             State                                             3,384
                                                          ----------
             Total                                           (40,733)
                                                          ----------

          Total Tax Benefit                               $  (21,273)
                                                          ==========

The difference between the statutory federal income tax rate and the Company's effective income tax rate is summarized as follows:

                                                            Year Ended
                                                         December 31,1999
          ---------------------------------------------------------------

          Federal Statutory Income Tax Rate                          35.0%
          Increase as a Result of:
             State Income Tax, Net of Federal Benefit                 2.6%
             Other                                                    0.5%
                                                               ----------
          Effective Tax Rate                                         38.1%
                                                               ==========


Deferred tax assets and liabilities result from the following:

                                                             December 31,
          --------------------------------------------------------------------
                                                                 1999
                                                        (Dollars In Thousands)
          Deferred Tax Assets:
             State Taxes                                 $         6,889
             Operating Reserves                                    6,945
             Uniform Capitalization Adjustment                       180
             Federal Net Operating Loss Carryforward              78,390
             Investments                                           3,349
             Unclaimed Checks                                        121
                                                         ---------------
          Total Deferred Tax Assets                               95,874
                                                         ---------------

          Deferred Tax Liabilities:
             Property, Plant and Equipment                        97,954
             Amortization of Intercompany Gains                    1,604
             Inventory Adjustment                                 11,575
             Other                                                 7,586
                                                         ---------------
          Total Deferred Tax Liabilities                         118,719
                                                         ---------------

          Net Deferred Tax Liabilities                   $        22,845
                                                         ===============

7.   Risk Management

The Company uses energy financial instruments to reduce its risk of price changes in the spot and fixed price natural gas and natural gas liquids markets as discussed following. The Company is exposed to credit-related losses in the event of nonperformance by counterparties to these financial instruments but, given their existing credit ratings, does not expect any counterparties to fail to meet their obligations.

The fair value of these risk management instruments reflects the estimated amounts that the Company would receive or pay to terminate the contracts at the reporting date, thereby taking into account the current unrealized gains or losses on open contracts. Market quotes are available for substantially all financial instruments used by the Company.

In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities (the "Statement"). The Statement establishes accounting and reporting standards requiring that every derivative instrument (including certain derivative instruments embedded in other contracts) be recorded in the balance sheet as either an asset or liability measured at its fair value. The Statement requires that changes in the derivatives fair value be recognized currently in earnings unless specific hedge accounting criteria are met. If the derivatives meet these criteria, the Statement allows a derivative's gains and losses to offset related results on the hedged item in the income statement, and requires that a company formally designate a derivative as a hedge and document and assess the effectiveness of derivatives associated with transactions that receive hedge accounting.

The Statement is effective for fiscal years beginning after June 15, 2000. The Statement cannot be applied retroactively. The Statement must be applied to (i) derivative instruments and (ii) certain derivative instruments embedded in hybrid contracts that were issued, acquired, or substantively modified after December 31, 1997 (and, at the Company's election, before January 1, 1998). The Company has not yet quantified the impacts of adopting the Statement on its financial position or results of operations and has not determined the timing of or method of adoption of the Statement.

In December 1998, the Emerging Issues Task Force ("EITF") issued EITF 98-10, Accounting for Energy Trading and Risk Management Activities. This consensus establishes accounting for energy trading activities prior to the adoption of the Statement. EITF 98-10 requires that energy contracts associated with trading activities be recorded at fair value on the balance sheet, with the changes in fair value included in earnings. The effects of initial application of EITF 98-10 are required to be reported as a cumulative effect of a change in accounting principle. Financial statements for periods prior to initial adoption of EITF 98-10 may not be restated. EITF 98-10 is effective for fiscal years beginning after December 15, 1998. Given the Company's restrictive policy with respect to the use of energy derivatives as discussed following, the Company had no material impact from the application of EITF 98-10 to its operations.

Energy risk management products used by the Company include commodity futures and options contracts, fixed-price swaps and basis swaps. Pursuant to its approved policy, the Company engages in these activities only as a hedging mechanism against price volatility associated with pre-existing or anticipated physical gas and condensate sales, gas purchases, system use and storage in order to protect profit margins, and is prohibited from engaging in speculative trading. Commodity-related activities of the risk management group are monitored by a Risk Management Committee, which is charged with the review and enforcement of the risk management policy. Changes in fair value for trading activities are recognized currently in earnings within the caption "Other, Net" under the heading "Other Income and (Deductions)" in the Consolidated Statements of Income. All energy futures, swaps and options are recorded at fair value. Gains and losses on hedging positions are deferred and recognized as gas purchases expense in the periods which the underlying physical transactions occur.

Purchases of commodity contracts and over-the-counter swaps and options require 75 percent of the contract amount to be placed in margin accounts. At December 31, 1999, the Company had $10.0 million in such margin accounts, which amounts are shown as "Restricted Deposits" in the accompanying Combined Balance Sheet.

The differences between the current market value and the original physical contracts' value, associated with hedging activities, are reflected, depending on maturity, as deferred charges or credits and other current assets or liabilities in the accompanying Combined Balance Sheet. These deferrals are offset by the corresponding value of the underlying physical transactions. In the event energy financial instruments do not meet the criteria for hedge accounting, the deferred gains or losses associated with the corresponding financial instruments would be included in the results of operations in the current period. In the event energy financial instruments are terminated prior to the period of physical delivery of the items being hedged, the gains or losses on the energy financial instruments at the time of termination remain deferred until the period of physical delivery unless both the energy financial instruments and the items being hedged result in a loss. If this occurs, the loss is recorded immediately.

Following is selected information concerning the Company's risk management activities:

                                                                   December  31, 1999
-------------------------------------------------------------------------------------------------------
                                                  COMMODITY        OVER-THE-COUNTER
                                                  CONTRACTS        SWAPS AND OPTIONS         TOTAL
                                                  ---------        -----------------    ---------------
                                                                     (In Thousands)
Deferred Net Loss                                 $   (2,341)          $  (6,589)          $   (8,930)
Contract Amounts                                  $ (319,599)          $ (99,034)          $ (418,633)
Credit Exposure of Loss                                    -           $   1,518           $    1,518
                                                                (Billions of Cubic Feet)
Notional Volumetric Positions: Long                     74.3             1,268.3              1,342.6
Notional Volumetric Positions: Short                    52.0             1,237.5              1,289.5
Net Notional Totals to Occur in 2000                    22.2                33.7                 55.9
Net Notional Totals to Occur in 2001 & Beyond            0.2                (2.9)                (2.7)


Deferred net losses are reflected in "Deferred Charges and Other Assets" in the accompanying Combined Balance Sheet and will be matched with the corresponding underlying physical transactions.


8.   Commitments and Contingent Liabilities

The Company's Bushton natural gas processing facility is subject to operating leases requiring semi-annual payments averaging $23.1 million per year. Under the terms of the leases, the Company has the option of terminating the leases and/or buying the underlying assets at any time after November 2003 and extending the leases beyond May 2012, the scheduled termination date. In addition, the Company may purchase the processing facilities upon termination of the leases. Certain assets of AOG Gas Transmission, LP, a subsidiary of American Oil & Gas Corporation, were subject to an operating lease which was terminated during 2000 in conjunction with the sale of these assets to ONEOK. The amounts shown in the following table for 2000 to 2004 and thereafter include $5.3 million, $5.3 million, $5.3 million, $5.3 million, $5.3 million and $1.3 million, respectively, attributable to this lease.

          Year               Amount
          ---------------------------
                       (In Thousands)
          2000             $   29,727
          2001                 31,596
          2002                 27,208
          2003                 22,049
          2004                 26,244
          Thereafter          190,439
                         ------------
          Total            $  327,263
                         ============


9.   Fair Value

The fair values of the Company's financial instruments (principally swaps and options) was approximately $8.9 million at December 31, 1999. This fair value represents the estimated amount that the Company would receive or pay to terminate the instruments at December 31, 1999, thereby taking into account the current unrealized gains or losses on open contracts.

ONEOK
BUSINESS ACQUIRED FROM KINDER MORGAN, INC.

COMBINED STATEMENT OF OPERATIONS
(Unaudited)

                                              Three months ended March 31,
(In Thousands)                                    2000            1999
------------------------------------------------------------------------

Operating Revenues:
   Natural Gas Sales                           $  888,271     $  627,017
   Natural Gas Liquids                             39,636         20,429
   Natural Gas Transportation and Storage          10,779         12,095
   Other                                           15,123         13,116
------------------------------------------------------------------------
Total Operating Revenues                          953,809        672,657
------------------------------------------------------------------------
Operating Costs and Expenses:
   Gas Purchases and Other Costs of Sales         920,686        656,179
   Operations and Maintenance                      25,004         28,362
   Depreciation and Amortization                    7,734          7,813
   Taxes, Other Than Income Taxes                   2,007          2,264
------------------------------------------------------------------------
Total Operating Costs and Expenses                955,431        694,618
------------------------------------------------------------------------
Operating Loss                                     (1,622)       (21,961)
------------------------------------------------------------------------
Other Income and (Deductions):
   Minority Interests                                  50             59
   Other, Net                                        (702)           129
------------------------------------------------------------------------
Total Other Income and (Deductions)                  (652)           188
------------------------------------------------------------------------
Loss Before Income Taxes                           (2,274)       (21,773)
Income Taxes                                         (903)        (8,296)
------------------------------------------------------------------------
Net Loss                                       $   (1,371)    $  (13,477)
========================================================================

The accompanying notes are an integral part of these statements.

COMBINED BALANCE SHEET

(Unaudited)
(In Thousands)                                                                   March 31, 2000
-------------------------------------------------------------------------------------------------
ASSETS:
Current Assets:
   Cash and Cash Equivalents                                                     $      264
   Restricted Deposits                                                                9,983
   Accounts Receivable                                                              391,550
   Receivable from Kinder Morgan, Inc. and Subsidiaries                              28,900
   Inventories                                                                       50,104
   Other                                                                              4,895
-------------------------------------------------------------------------------------------------
       Total Current Assets                                                         485,696
-------------------------------------------------------------------------------------------------
Property, Plant and Equipment                                                       851,881
Less Accumulated Depreciation and Amortization                                      241,859
-------------------------------------------------------------------------------------------------
   Net Property                                                                     610,022
-------------------------------------------------------------------------------------------------
Deferred Charges and Other Assets                                                    11,049
-------------------------------------------------------------------------------------------------
Total Assets                                                                     $1,106,767
=================================================================================================

LIABILITIES AND OWNERS' EQUITY:
Current Liabilities:
   Accounts Payable                                                              $  337,469
   Accrued Taxes                                                                      7,190
   Other                                                                             21,084
-------------------------------------------------------------------------------------------------
       Total Current Liabilities                                                    365,743
-------------------------------------------------------------------------------------------------
Other Liabilities and Deferred Credits:
   Deferred income taxes                                                             22,949
   Other                                                                             19,686
-------------------------------------------------------------------------------------------------
       Total Deferred Credits and Other Liabilities                                  42,635
-------------------------------------------------------------------------------------------------
Minority Interests in Equity of Subsidiaries                                          1,831
-------------------------------------------------------------------------------------------------
Owners' Equity                                                                      696,558
-------------------------------------------------------------------------------------------------
Total Liabilities and Owners' Equity                                             $1,106,767
=================================================================================================

The accompanying notes are an integral part of these statements.

COMBINED STATEMENT OF CASH FLOWS
(Unaudited)

                                                                     Three Months Ended
                                                                           March 31,
(In Thousands)                                                         2000         1999
------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Loss from Operations                                                $  (1,371)   $ (13,477)
Adjustments to Reconcile Loss from Operations to Net Cash Flows from Operating Activities:
 Depreciation and Amortization                                          7,734        7,813
 Deferred Income Taxes                                                    104      (14,769)
 Loss on Sales of Facilities                                                -           25
 Change in Gas in Underground Storage                                  27,351       54,253
 Change in Accounts Receivable                                         63,974       57,680
 Change in Materials and Supplies                                          85          (21)
 Change in Other Current Assets                                        18,925       (5,086)
 Change in Accounts Payable                                            (9,490)     (22,962)
 Change in Other Current Liabilities                                   11,519       15,387
 Other, Net                                                           (15,765)     (13,315)
-------------------------------------------------------------------------------------------
NET CASH FLOWS PROVIDED BY OPERATING ACTIVITIES                       103,066       65,528
-------------------------------------------------------------------------------------------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Capital Expenditures                                                  (1,182)      (5,532)
 Acquisitions                                                         (59,880)         (24)
 Cost of Removal of Other Assets                                          167         (214)
-------------------------------------------------------------------------------------------
NET CASH USED IN INVESTING ACTIVITIES                                 (60,895)      (5,770)
-------------------------------------------------------------------------------------------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Net Change in Payable and Receivables from Kinder Morgan, Inc.       (42,176)     (59,893)
NET CASH FLOWS USED IN FINANCING ACTIVITIES                           (42,176)     (59,893)
-------------------------------------------------------------------------------------------
Net Decrease in Cash and Cash Equivalents                                  (5)        (135)
Cash and Cash Equivalents at Beginning of Period                          269          475
-------------------------------------------------------------------------------------------
Cash and Cash Equivalents at End of Period                          $     264    $     340
===========================================================================================

The accompanying notes are an integral part of these statements.

NOTES TO COMBINED INTERIM FINANCIAL STATEMENTS (Unaudited)

1.   Nature of Operations and Summary of Significant Accounting Policies

(A)  Nature of Operations

Effective February 29, 2000, ONEOK, Inc. acquired a number of entities and assets from Kinder Morgan, Inc. consisting of the following: (1) KN Processing, Inc., principally representing the operatorship of the Bushton natural gas processing facility in Ellsworth County, Kansas, which facility is subject to operating leases (see Note 8), (2) American Oil and Gas Corporation and Subsidiaries, entities which conduct natural gas processing, natural gas marketing and intrastate pipeline operations in Oklahoma and Texas, (3) certain Hugoton Basin natural gas gathering assets in Kansas and Oklahoma, (4) the Scott City natural gas processing facility in Scott County, Kansas and (4) Palo Duro Pipeline Company and MidCon Gas Products Corp., former affiliates of MidCon Corp. Collectively, these operations are referred to herein as "the Company".

(B)  Basis of Presentation

The accompanying combined financial statements include the accounts and transactions of the Company. In the opinion of Management, all adjustments necessary for a fair presentation of the results for the unaudited interim periods, consisting of normal recurring accruals except as discussed following, have been made. Certain amounts for prior periods have been reclassified to conform to the current presentation.

Transactions and balances with affiliates of Kinder Morgan, Inc. (the owner of these entities and assets until their acquisition by ONEOK) have not been eliminated, but have been separately identified. The residual representing the difference between the identifiable assets and liabilities as of each balance sheet date constitutes the owner's investment in these operations and has been presented as "Owner's Equity" in the accompanying Combined Balance Sheets.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported amounts of revenues and expenses. Actual results could differ from these estimates.1

Report of Independent Accountants

To the Board of Directors of ONEOK, Inc.:

In our opinion, the accompanying combined balance sheet and the related combined statements of operations and of cash flows, present fairly, in all material respects, the financial position of the Businesses Acquired from Kinder Morgan, Inc. (the "Company") at December 31, 1999, and the results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.



PricewaterhouseCoopers LLP
Denver, Colorado
June 16, 2000

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (Nos. 333-36928 and 333-82717) of ONEOK, Inc. of our report dated June 16, 2000 relating to the financial statements of the Businesses Acquired from Kinder Morgan, Inc., which appears in the Current Report on Form 8-K/A of ONEOK, Inc. dated June 19, 2000.



PricewaterhouseCoopers LLP

Denver, Colorado
June 19, 2000